JOINT FILER INFORMATION
                            -----------------------


NAME:                               Frost-Nevada Investments Trust
ADDRESS:                            4400 Biscayne Blvd
                                    Miami, FL 33137

Designated Filer:                   Phillip Frost, M.D.

Issuer and Ticker Symbol:           Ladenburg Thalmann Financial Services, Inc.

Date of Event Requiring
Statement:                          April 27, 2006








FROST-NEVADA INVESTMENTS TRUST


     by:  /s/ Phillip Frost
          ----------------------------
          Phillip Frost, M.D., Trustee

                            JOINT FILER INFORMATION
                            -----------------------


NAME:                               Frost Gamma Investments Trust
ADDRESS:                            4400 Biscayne Blvd
                                    Miami, FL 33137

Designated Filer:                   Phillip Frost, M.D.

Issuer and Ticker Symbol:           Ladenburg Thalmann Financial Services, Inc.

Date of Event Requiring
Statement:                          April 27, 2006








FROST GAMMA INVESTMENTS TRUST


     by:  /s/ Phillip Frost
          ----------------------------
          Phillip Frost, M.D., Trustee

                   Previous 13D   Current 13D    CHECK
                         Filing   Calculation
                          as of         as of
                      3/11/2005     4/27/2006
                      ---------     ---------
FGIT                  1,844,366     4,264,478
PF Holdings                  --            --    44,977,797   Previous 13D
                                                              Total Beneficial
                                                              Shares Reported
FNLP Holdings                --            --                 Plus Activity
                                                              Since Filing
                                                              Date 3/11/05
IRA Holdings                 --            --
FNIT                         --            --
Convertibles:
     Note            25,000,000    25,000,000                 Conversion Adj on
                                                              $10,000,000 Note
Interest on
 Accrued Interest     6,902,320     6,902,320                 Conversion on
                                                              $2,760,928
                                                              accrued int on a
                                                              10,000,000 Note
Private Placement    11,111,111    11,111,111                 Private Placement

  Warrants              100,000       100,000                 Warrant

Stock Options
 Exercisable
 in the next
 60 days
 (20,000
 options
 exercisable)            20,000        40,000                 Stock Options
                                                              Granted
                                                     20,000   Stock Options
                                                              Granted became
                                                              vested on
                                                              03/03/06
                                                  2,420,112   Private Placement
                                                              purchase 4/27/06

IVAX 401K
                    -----------    -----------    ----------
Total Beneficial
 Shares Owned        44,977,797     47,417,909    47,417,909
                    -----------    -----------    ----------

Shares Outstanding
 @  03/11/05         77,315,110    150,218,934       4/27/06 per Sal Giardina
Plus Convertibles:
Convertible Notes
Notes                43,013,431     43,013,431
Warrants                l00,000        100,000
Stock Options
  Exercisable
  - 60 days              20,000         40,000
                    -----------    -----------
                    120,448,541    193,372,365
                    -----------    -----------

Ownership
 Percentage              37.34%         24.52%
                    ===========    ===========

Set forth below is a summary of beneficial ownership in the Shares of the issuer by Phillip Frost, M.D. effected from __________ through the date of this Amendment No. ___
These acquisitions consist of

Stock Acquisition Date/
Number of shares
Options Vesting Date       Exercise/Purchase
Acquired/(Disposed)        Price per Share         Type of Transaction
-----------------------   -----------------        -------------------